EXHIBIT 10.1
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                    AGREEMENT FOR PURCHASE AND SALE
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     THIS AGREEMENT FOR PURCHASE AND SALE (this "Agreement") is made and entered into as of December 30, 1997, by and between 260 Franklin Street Associates Trust, a Massachusetts business trust organized under the laws of the State of Massachusetts (hereinafter referred to as "Seller"), and 260 Franklin, Inc., a Florida corporation (hereinafter referred to as "Purchaser").

                         W I T N E S S E T H:
                         -------------------

     WHEREAS, Seller is the owner of that certain tract or parcel of land described on EXHIBIT A attached hereto and made a part hereof (the "Land") and the Property (as hereinafter defined); and,

     WHEREAS, Purchaser desires to purchase the Property from Seller and Seller desires to sell the Property to Purchaser all upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, for and in consideration of the sum of One Hundred Dollars ($100.00) and other good and valuable consideration in hand paid by Seller to Purchaser and by Purchaser to Seller upon the execution of this Agreement, the receipt and sufficiency of which are hereby acknowledged by each of Seller and Purchaser, Purchaser and Seller hereby agree as follows:

     1. DEFINITIONS. Wherever used in this Agreement, the following terms shall have the meanings set forth below:

           "Affiliate" shall mean Seller, JMB Realty Corporation ("JMB"), Carlyle Real Estate Limited Partnership XV and Carlyle Real Estate Limited Partnership XVI (collectively the "Partnerships"), or any of the officers or partners of Seller, JMB or the Partnerships or a corporation, partnership, individual or other entity owned (in whole or in part) or controlled by Seller, JMB or either of the Partnerships or any of the officers or partners of Seller, JMB or either of the Partnerships, or a corporation, partnership, individual or other entity owning or controlling, or under common ownership or control with, Seller, JMB or either of the Partnerships or any of such other officers or partners, or otherwise affiliated with Seller, JMB or either of the Partnerships or such other officers or partners.

           "Agreement" shall mean this Agreement for Purchase and Sale between Seller and Purchaser with respect to the Property.

           "Business Day" shall mean Monday through Friday excluding holidays recognized by the state government of Florida and of the State in which the Property is located.

           "Cash Portion" shall mean Two Hundred and No/100 ($200.00)
Dollars.

           "Closing" shall mean the consummation and closing of the purchase and sale contemplated in this Agreement.

           "Closing Date" shall mean the date on which the Closing occurs and shall be the Closing Deadline.

           "Closing Deadline" shall mean the date of January 2, 1998.

           "Commissions" shall mean all leasing commissions, referral fees, payments and obligations to make payments to agents, leasing agents, leasing brokers or other parties with respect to the Space Leases, whether such agreements are contained in a Space Lease or in any separate commission agreement.


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           "Commission Agreements" shall mean all obligations to pay
Commissions, whether such agreements are contained in a Space Lease or in any separate commission agreement.

           "Concession" shall mean any discount, concession, "free rent", payment, gift, allowance, promise, incentive, inducement, understanding or other agreement whereby any item or consideration of value (other than the right of occupancy of such Space Tenant's demised premises) is granted to, extended to or provided to or for the benefit of any Space Tenant.

           "Condemnation Proceeding" shall mean any proceeding in condemnation, eminent domain or any written request for a conveyance in lieu thereof, or any notice that such proceedings have been or will be commenced against any portion of the Property.

           "Earnest Money" shall mean the sum of Two Hundred and No/100 Dollars ($200.00).

           "Environmental Laws" shall mean any applicable local, state or federal law with respect to the release of Hazardous Substances, the regulation of the discharge of solid, liquid or gaseous waste into the environment or the placement of structures or materials into the waters of the United States, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), 42 U.S.C. Section 9601 et seq.; the Resource Conservation and Recovery Act, as amended ("RCRA") 42 USC Section 6901 et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S. U.S.C. Section 1801, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, et seq.; and any other applicable law or regulation.

           "Environmental Litigation" shall mean any claims, actions, suits, proceedings or investigations related to Environmental Matters pending or threatened against Seller with respect to the ownership, use, condition, or operation of the Property in any court or before or by any federal, state or other governmental agency or private arbitration tribunal.

           "Environmental Matter" shall mean any matter related in any manner whatsoever to (i) the disposal or release of solid, liquid or gaseous waste into the environment, (ii) the treatment, storage or other handling of any Hazardous Substance, (iii) the placement of structures or materials into waters of the United States, or (iv) the presence of any Hazardous Substance, including, but not limited to, asbestos, in any building, structure or workplace.

           "Existing Indebtedness" shall mean that certain loan evidenced by the Existing Loan Documents as such loan may be increased or decreased from time to time.

           "Existing Lender" shall mean Teachers Insurance and Annuity Association of America.

           "Existing Loan Documents" shall mean loan documents described on EXHIBIT B attached hereto and made a part hereof.

           "Hazardous Substance" shall mean any hazardous or toxic substance or waste as those terms are defined by any applicable
Environmental Law, including, but not limited to, petroleum, petroleum products and oil.

           "Improvements" shall mean the buildings, structures (surface and subsurface) and other improvements and fixtures now or hereafter situated on or attached to any parcel of the Land.



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           "Land" shall mean that certain tract or parcel of land
described on EXHIBIT A attached hereto and made a part hereof.

           "Land Use Requirements" shall mean all deed restrictions, restrictive covenants, building codes, zoning restrictions and Environmental Laws, and any other law, ordinance, covenant, restriction or regulation affecting the Real Property or Improvements.

           "Lien" shall mean any mortgage, security deed, lien, judgment, pledge, conditional sales contract, security interest, past-due taxes, past-due assessments, contractor's lien, materialmen's lien, judgment or similar encumbrance against the Property of a monetary nature.

           "Loss" shall mean any and all direct or indirect demands, claims, payments, obligations, actions or causes of action, assessments, losses, liabilities, costs and expenses, including, without limitation, penalties, interest on any amount payable to a third party as a result of the foregoing, lost income and profits, and any legal or other expenses reasonably incurred in connection with investigating or defending any claims or actions, whether or not resulting in any liability.

           "Names" shall mean any name or trade name by which the Improvements or the Real Property or any part thereof may be known, if any, including, but not limited to the name "260 Franklin Street", and all other fictitious names used on the date hereof in connection with the ownership and operation of the Property and all registrations for such names.

           "Operating Statements" shall mean any operating statements, including income and expense statements, with respect to the Property, all of which shall be prepared in the ordinary course of business.

           "Other Interest" shall mean any other interest of Seller in and to the Real Property and the Improvements or pertaining thereto, including, without limitation, all of the right, title and interest of the Seller in and to:

           (i) All entitlement of the Seller in and to any award made or to be made in lieu of any of Seller's interests to be conveyed, including any award or payment made or to be made (a) for any taking in any Condemnation Proceeding of land lying in the bed of any street, road, highway or avenue, open or proposed, in front of or adjoining all or any part of the Land, (b) for damage to the Property or any part thereof by reason of change of grade or closing of any such street, road, highway or avenue, and (c) for any taking in a Condemnation Proceeding of any part of the Property;

           (ii) All catalogs, booklets, manuals, files, records, correspondence, tenant lists, tenant prospect lists and other mailing lists, leasing brochures and materials, advertising materials and other items which are directly related to the leasing, promotion, ownership and operation of the Property;

           (iii) The Names;

                 (iv) The right to the use of any telephone number located under the Names and the right to list telephone numbers under the Names;

                 (v)  The Warranties;



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                 (vi) All of Seller's files relating to the original
construction of the Improvements and replacements made to such Improvements or additional improvements after construction, as well as all repair and maintenance files (including, without limitation, those relating to the building systems such as elevators and HVAC systems), operating manuals relating to the building systems and all guaranties and warranties concerning the foregoing in favor of Seller, to the extent in the possession or control of Seller;

                 (vii)All licenses, permits, approvals and certificates used in or relating to the ownership, occupancy or operation of any part of the Property;

                 (viii)     All plans and specifications in the
possession or control of Seller, as well as copies of existing surveys in the possession or control of Seller;

                 (ix) The original executed copies of any appurtenant and reciprocal easements, parking agreements, including all amendments and modifications and Seller's operating files relating thereto; and

                 (x) All soils reports with respect to the Property and engineering studies relating to the Property, to the extent in the possession or control of Seller, together with all written communications and documents relating to such reports in the possession or control of Seller.

           "Permits" shall mean all licenses, certificates (including certificates of occupancy), consents, variances, approvals, permits and similar instruments required for the operation of the Property by Purchaser and issued by governmental authorities having jurisdiction over the Property or by private parties or associations pursuant to any of the Permitted Title Exceptions or otherwise in connection with any Land Use Requirement.

           "Permitted Title Exceptions" shall mean, subject to Purchaser's rights to review and make objection to the status of title and survey as set forth herein, each and all of the following:

                 (i) The Space Leases and any new leases entered into between the date hereof and the Closing Date in accordance with the terms of this Agreement.

                 (ii) All real estate taxes not yet due and payable as of the Closing Date.

                 (iii)Local, state and federal (if applicable) zoning and building laws, ordinances and regulations, provided that neither the Improvements nor the existing use of the Property (nor Purchaser's proposed use of the Property as disclosed to Seller) violates any of such laws, ordinances and regulations, or results in any "non-conforming" use thereunder.

                 (iv) The Record Exceptions (to the extent that Purchaser does not object to such matters pursuant to Paragraph 6 hereof).

                 (v) Any existing utility easements serving only the Real Property and no other land.

                 (vi) Any other matters approved as Permitted Title Exceptions in writing by Purchaser prior to Closing or deemed approved as Permitted Title Exceptions pursuant to this Agreement.



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           "Personal Property" shall mean all personal property owned by
Seller and used or usable in connection with any present or future occupation or operation of all or any part of the Real Property or the Improvements or both, together with (to the extent not constituting a portion of the Real Property) all fixtures, furniture, furnishings, carpeting, draperies, fittings, equipment, machinery, apparatus, building materials, appliances and articles, whether located on or off the Real Property and used or usable in connection with any present or future occupation or operation of all or any part of the Real Property or the Improvements or both, including, without limitation, all elevators, escalators, boilers, furnaces, heating, ventilating and air-conditioning systems, office furnishings and equipment, building drawings, plans and specifications, building materials and wall partitions, sprinkler and well systems, sewerage systems, electrical equipment, fire prevention and extinguishing apparatus, engineering, maintenance and housekeeping supplies and materials, mowers and edgers and other lawn maintenance equipment and supplies, fuel and other supplies of all kinds whether used, unused or in stock for future use in connection with the maintenance and operation of the Property, which are on hand on the date hereof, subject to such depletion and including such resupplying as shall occur and be made in the normal course of business, excluding, however, (a) all items of personal property which are the property of Space Tenants, and (b) the rights of the owner of any equipment leased pursuant to, or owned by parties other than Seller pursuant to, the Service Contracts. An inventory of the Personal Property is attached hereto as EXHIBIT C and made a part hereof.

           "Property" shall mean the Real Property, the Improvements, the Space Leases, the Tenant Deposits, the Service Contracts, the Personal Property and the Other Interests.

           "Purchase Price" shall mean Two Hundred and No/100 Dollars ($200.00), subject to the Existing Indebtedness.

           "Purchaser" shall mean the purchaser referenced in the first paragraph of this Agreement.

           "Real Property" shall mean the Land, including, without limitation, (a) any and all buildings located on the Land and all other Improvements, (b) all easements appurtenant to the Land and other easements, grants of right, licenses, privileges or other agreements for the benefit of, belonging to or appurtenant to the Land whether or not situate upon the Land, including, without limitation, signage rights and parking rights or agreements, all whether or not specifically referenced on EXHIBIT A attached hereto, (c) all mineral, oil and gas rights, riparian rights, water rights, sewer rights and other utility rights allocated to the Land, and (d) all right, title and interest, if any, of Seller in and to any and all strips and gores of land located on or adjacent to the Land,
(e) all right, title and interest of the owner of the Land in and to any roads, streets and ways, public or private, open or proposed, in front of or adjoining all or any part of the Land and serving the Land, and (f) all rights to development of the Land granted by governmental entities having jurisdiction over the Land.

           "Record Exceptions" shall mean all instruments recorded in the real estate records of the County in which the Land is located which affect the status of title to the Real Property, including, but not limited to, those items described in the title commitment No. ________ issued by
_______________.

           "Rent Roll" shall mean the rent roll prepared in the ordinary course of business by Seller for managing the Property, a copy of the most recent rent roll being set forth on EXHIBIT D attached hereto and made a part hereof.



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           "Rental Payments" shall mean all payments received by on or behalf of Seller from Space Tenants or with respect to the Space Leases or with respect to any other use or occupancy of the Property for items such as minimum or base rent, additional rent, percentage rent, termination or cancellation charges, reimbursement for real estate taxes, utilities, operating and maintenance expenses and insurance, as well as any other reimbursements or charges received thereunder.

           "Seller" shall mean the seller referenced in the first paragraph of this Agreement.

           "Seller's Knowledge" or "actual knowledge" means (i) the actual knowledge of the following individual: Glenn Emig (the "Knowledgeable Party"), without independent investigation, (ii) any written notice with respect to an item or condition delivered to a Knowledgeable Party (but not including such notices delivered to the predecessors of such Knowledgeable Party in their respective positions with Seller or any notices delivered to the Knowledgeable Party as a transfer of files and other data upon their assumption of responsibility with respect to the Property), or (iii) any oral communication by any third party with a Knowledgeable Party.

           "Service Contracts" shall mean all service, maintenance, and other contracts respecting leasing, management, maintenance or operation of the Real Property or the Improvements.

           "Space Leases" shall mean all leases, subleases, rental agreements and other occupancy agreements, whether oral or written and whether or not of record, for the use or occupancy of any portion of the Property, together with all amendments to, modifications of, renewals and extensions of said leases, subleases, rental agreements and other occupancy agreements, all guaranties with respect thereto, all work letter agreements, improvement agreements and other agreements with Space Tenants, all default notices, estoppel letters, escalation notices and other correspondence in regard thereto, all accounting records in regard thereto.

           "Space Tenant" shall mean a tenant under a Space Lease; collectively, all tenants under the Space Leases are referred to as the "Space Tenants".

           "Survey" shall mean a current plat of survey of the Land prepared for and certified by a registered land surveyor licensed as such in the state in which the Property is located. The Survey shall be satisfactory to Purchaser. The Survey and the surveyor's certifications should be addressed to Purchaser, Seller and the Title Company.

           "Tenant Deposits" shall mean all prepaid rents, advance rentals, security deposits and other deposits, including any non-cash deposits or collateral such as securities or letters of credit, made with respect to the Space Leases.

           "Tenant Estoppels" shall mean the estoppel certificates executed by the Space Tenants, which estoppel certificates shall be in form satisfactory to Purchaser shall be dated no earlier than thirty (30) days prior to the Closing Date and shall not indicate any defaults or discrepancies in information previously made available to Purchaser.

           "Termination Deadline" shall mean 11:59 P.M. local Atlanta, Georgia time on January 2, 1998.

           "Title Company" shall mean the title insurance company selected by Purchaser to insure Purchaser's title to the Real Property.



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           "Title Cure Deadline" shall mean the Closing Date.

           "Title Examination Deadline" shall mean 11:59 P.M. local Atlanta, Georgia time on December 30, 1997.

           "Title Policy" shall mean the full coverage, standard, revised ALTA-1987 Owner's Policy of Title Insurance, Form B issued by the Title Company in the amount of the Purchase Price.

           "Warranties" shall mean each and every now existing and outstanding bond and warranty concerning the Real Property, the Improvements located thereon or the Personal Property, including, but not limited to, any and all bonds and warranties, if any, now or hereafter in effect, arising out of, made, given or issued, whether express or implied, in conjunction with any contracts between Seller (or any predecessors in title of Seller) and any third party relative to the construction, operation and/or maintenance of the Improvements on the Real Property or related to the Personal Property, together with all claims in contract or quasi-contract and any similar chose-in-action arising out of or resulting therefrom; the Warranties shall include, without limitation, any roofing, air conditioning, heating, elevator or other bond or warranty relating to construction of the Improvements, subject to any applicable express limitations contained in each such bond or warranty.

     2. PURCHASE AND SALE. Purchaser shall purchase from Seller, and Seller shall sell to Purchaser, good, indefeasible and marketable title to the Property. The purchase and sale of the Property shall be upon the terms and conditions hereinafter set forth.

     3. PURCHASE PRICE. The Purchase Price shall be due and payable at Closing to Seller as follows:

           A.    CASH AT CLOSING.  Two Hundred and No/100 ($200.00)
Dollars shall be due and payable in cash at Closing to Seller or by Federal Reserve Funds check drawn for value received on an account in the metropolitan area in which the Closing is to take place and dated no earlier than the day prior to the Closing Date.

           B. EXISTING FINANCING. An amount equal to the unpaid principal balance at Closing of the Existing Indebtedness shall be evidenced by Purchaser accepting the conveyance of the Property subject to the Existing Indebtedness. Purchaser shall receive the conveyance of the Property subject to the Existing Indebtedness. Purchaser shall neither assume the obligation to pay the Note in accordance with its terms nor the obligation to comply with the covenants, terms and obligations of the Existing Loan Documents.

     4.    EARNEST MONEY.

           A. DEPOSIT WITH ESCROW AGENT. As security for Purchaser's faithful performance of its obligations hereunder, Purchaser shall deposit, in cash, with the Seller , simultaneously with Purchaser's execution and delivery of this Agreement to Seller for Seller's acceptance, the Earnest Money.

           B. RELEASE OF EARNEST MONEY. In the event this transaction is closed pursuant to the terms hereof, Seller shall retain the Earnest Money at Closing and Purchaser shall receive a credit against the Purchase Price in the amount of the Earnest Money; if the transaction does not close pursuant to the terms hereof, then the Earnest Money shall be disposed of pursuant to the provisions hereof and pursuant to the terms of any separate escrow agreement entered into by Purchaser, and Seller with respect to this Agreement and the Earnest Money. In any case in which the Earnest Money is provided herein to be returned to Purchaser, then nevertheless One Hundred Dollars ($100.00) thereof shall be paid to or retained by Seller and deducted from the amount due Purchaser; such amount shall belong to Seller


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in any and all events and shall in effect constitute option money, making this Agreement binding even if any conditions or provisions herein are entirely with the discretion or control of Purchaser.

     5. CLOSING. The Closing shall be held in the metropolitan area in which the Property is located at 9:00 a.m. Eastern Standard Time on the Closing Date at the offices of the Title Company in Boston, Massachusetts. In addition, Seller and Purchaser shall conduct a "pre-closing" on the Business Day preceding the Closing Date, in order to finalize and execute (but not deliver, until the Closing) the documents to be executed and delivered at Closing. Alternatively, the parties may elect to conduct the Closing by mail using an escrow procedure with such escrow to be administered by the title agent of the Title Company selected by Purchaser.

The parties agree to execute and deliver into escrow the Business Day prior to the Closing Date all documents required for Closing, with funding and the release of the escrow to occur on the Closing Date.

           A. DELIVERY; POSSESSION. At Closing, Seller shall deliver to Purchaser the items required of Seller as elsewhere set forth herein and Purchaser shall deliver to Seller the Purchase Price and the other items required of Purchaser as elsewhere set forth herein. Seller shall deliver possession of the Property, subject only to the Permitted Title Exceptions, to Purchaser at the time of Closing.

           B. SELLER'S CLOSING COSTS. Seller shall pay the fees and expenses of Seller's own attorneys.

           C. PURCHASER'S CLOSING COSTS. Purchaser shall pay for the costs of all title searches, examinations and abstracts of title ordered by Purchaser, the costs of any new or updated surveys of the Property obtained by Purchaser, the costs of any other investigations, studies and appraisals conducted by Purchaser, the costs and premiums of Purchaser's owner's title insurance, all recording charges due on recordation of any conveying documents executed in connection with this Agreement, and the fees and expenses of Purchaser's own attorneys.

     6. TITLE. Seller shall convey and transfer to Purchaser such good, indefeasible and marketable title to the Real Property and the Improvements as will enable the Title Company to issue its Title Policy in the amount of the Purchase Price, subject, however, to the Permitted Title Exceptions, but without exception as to matters of survey (except as otherwise permitted hereby or as otherwise approved by Purchaser) or to mechanics' or similar liens, and free and clear of any and all other pledges, mortgages, liens, judgments, conditional sales, encumbrances, ground rents, leases, tenancies, parties in possession, licenses, security interests, covenants, conditions, restrictions, rights-of-way, easements, encroachments and any agreements, contracts, rights, acts, charges or other matters of any nature affecting the title, except to the extent the foregoing constitute Permitted Title Exceptions (subject to the following provisions of this Paragraph 6 with respect to Record Exceptions).

           A. EXAMINATION OF TITLE. Purchaser shall have until the Title Examination Deadline to examine title to the Property and to prepare and examine any survey of the Land and to notify Seller in writing of any defects in title (including any Record Exceptions which are not acceptable to Purchaser) or survey which may be revealed by Purchaser's examination (which such defects shall include any matters which would be revealed by a current as-built survey of the Land); any such notice shall be accompanied by a copy of Purchaser's title report or title insurance commitment and Purchaser's survey and any other materials which evidence or disclose such objections to title. In the event that Purchaser fails to notify Seller on or before the Title Examination Deadline, then, notwithstanding any other provisions set forth herein, such failure to notify Seller timely shall constitute a waiver of such right to object to any such defects and this Agreement shall remain in full force and effect in accordance with its terms and the purchase and sale contemplated hereby shall be closed as herein provided except that Seller's conveyance to Purchaser shall be made expressly subject to all such matters of record and survey with respect to the Property not objected to by Purchaser and any other Permitted Title Exceptions.

           B. SURVEY MATTERS. The sale of the Property shall be subject to the state of facts disclosed by a current Survey of the Land obtained by Purchaser, provided such state of facts does not, in Purchaser's reasonable judgment, materially interfere (a) with the current use, or the use contemplated by Purchaser as disclosed to Seller, of any portion of the Land or the Improvements, (b) the performance of any covenant, obligation, representation or warranty of the owner of the Property under any Space Lease or any Permitted Title Exceptions, (c) with the maintenance and operation of the Improvements or the continued use thereof for the same purposes as presently used, (d) with the meeting of the normal requirements of a mortgage lender, or (e) with Purchaser's obtaining title insurance (including insurance of marketability) satisfactory to Purchaser.

           C. PERMITTED TITLE EXCEPTIONS. Subject to Purchaser's rights to review, and make objection to, the status of title and survey set forth herein, the sale of the Property shall be subject to the Permitted Title Exceptions.

           D. CURE OF TITLE MATTERS. If Purchaser has notified Seller in writing of any defects in title as set forth above, Seller shall have the right, but not the obligation , until the Title Cure Deadline within which to cure any such defects in title provided however, that Seller shall not be under any obligation to pay any amounts or to bring any action or proceeding or to otherwise incur any expense in order to effect cure of any such defect in title.

           E. PURCHASER'S RIGHT TO TERMINATE. If any such defect in title of which Seller has been so notified on a timely basis is not so cured on or before the Title Cure Deadline, then Purchaser may by written notice to Seller actually received by Seller at or prior to Closing, terminate this Agreement in which event Escrow Agent shall promptly refund the Earnest Money to Purchaser and thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement.

           F.    MISCELLANEOUS TITLE MATTERS.

           (i) PRE-CLOSING "GAP" DEFECTS. Whether or not Purchaser shall have furnished to Seller any notice of defects in title pursuant to the foregoing provisions of this Agreement, Purchaser may at or prior to Closing further notify Seller in writing of any defects in title arising between the earlier of (i) the effective date of Purchaser's title examination referenced above and (ii) the Title Examination Deadline, and the date on which this transaction is closed; with respect to any defects in title set forth in such further notice, Seller shall have the same obligations and Purchaser shall have the same rights as those which apply to any notice of defects in title resulting from a title examination made by Purchaser on or before the Title Examination Deadline.

           (ii) EXTENSION OF CLOSING DATE. If necessary, the date for Closing shall be automatically extended to allow all time periods specified in this Paragraph to run fully.

           (iii) NO ALTERATION OF TITLE. Except as otherwise provided herein, Seller shall not, so long as this Agreement remains in effect, further alter or encumber in any way Seller's title to the Property after the date hereof without the prior written consent of Purchaser.

           (iv) WAIVER PERMITTED. Purchaser shall have the right at any time to waive any objections to the status of title that it may have made and thereby to preserve this Agreement in effect.


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           (v)   MERGER.  Any exceptions set forth in the documents of
conveyance as delivered to Purchaser by Seller and as accepted by Purchaser at Closing shall be conclusively deemed acceptable to Purchaser.

     7.    PRORATIONS AND CREDITS AT CLOSING.

           A. Seller shall continue to comply until Closing with the terms of a Reserve Escrow Agreement dated January 1, 1991, as modified by modification to Reserve Escrow Agreement dated January 1, 1994, and by Reserve Pledge Agreement dated December 4, 1996 and the Real Estate Tax Pledge and Security Agreement among Seller, Existing Lender and Boston Mortgage Capital Corp. dated __________ (collectively "Reserve") between Seller and Existing Lender and, subject to the rights of Existing Lender, shall assign any of Seller's rights under the Reserve (including the Reserve Escrow Account, Tenant Security Deposit Account, Working Capital Account and Tax Escrow Account created under the Reserve) to Purchaser at Closing.

           B. RENTS. Any checks for Rental Payments received after Closing by Seller or its agents shall be promptly endorsed to Purchaser by the payee thereof and promptly transmitted to Purchaser. This provision shall survive Closing.

           (i) PAST DUE RENTS. In the event that on the Closing Date there shall be any past due and unpaid Rental Payments under any Space Lease, then any Rental Payment received subsequent to the Closing Date by Purchaser or its agents or Seller or its agents with respect to such Space Lease shall be retained by Purchaser.

           (ii) POST-CLOSING ADJUSTMENT PAYMENTS. In the event that on the Closing Date there shall be any Rental Payments under any Space Lease which, although relating to a period prior to as of the Closing Proration Time, do not become due and payable until after Closing (such as year end common area expense reimbursements and the like), then any Rental Payments of such type received by Purchaser or its agents or Seller or its agents subsequent to the Closing Date shall, be retained by Purchaser.

           (iii) SELLER'S COLLECTION RIGHTS.   Seller shall not have the
option to collect any Rental Payments after Closing.


           C. UTILITY DEPOSITS AND PREPAID ITEMS. There shall be no credits for the amount of any utility or similar deposits nor any prepaid items, all of the same are to be assigned to Purchaser at Closing.

           D.    [INTENTIONALLY OMITTED]


     8.    CONVEYANCES AND DELIVERIES AT CLOSING.

           A. DEED. At Closing, Seller shall convey the Real Property and the Improvements to Purchaser by Quitclaim Deed in the form of EXHIBIT E attached hereto and made a part hereof, subject only to the Permitted Title Exceptions.

           B. BILL OF SALE. At Closing, Seller shall convey the Personal Property to Purchaser by Quitclaim Bill of Sale (without warranty of title) in the form of EXHIBIT F attached hereto and made a part hereof, subject only to the Permitted Title Exceptions.

           C. ASSIGNMENT AND ASSUMPTION OF LEASES. At Closing, Seller shall assign to Purchaser the landlord and lessor interest in and to the Space Leases by a duly executed Assignment in the form of EXHIBIT G attached hereto and made a part hereof and Purchaser shall assume the performance of Seller's covenants and obligations whether accruing before or after the Closing Date under the Space Leases.

           D. ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS AND OF OTHER INTERESTS. At Closing, Seller shall assign to Purchaser, to the extent assignable, Seller's interest in the Service Contracts and Other Interests, by a duly executed Assignment in the form of EXHIBIT H attached hereto and made a part hereof and Purchaser shall assume the performance of Seller's covenants and obligations whether accruing before or after the Closing Date.

           E. TENANT ESTOPPELS. As a condition precedent to Purchaser's obligation to purchase the Property at Closing, each of the Space Tenants shall have executed an estoppel certificate satisfactory to Purchaser in its reasonable judgment.

           F. NOTICES OF ASSIGNMENT AND ASSUMPTION. On the Closing Date, Seller and Purchaser shall send a written notice, in form and content satisfactory to Purchaser and Seller, to each tenant under a Space Lease informing each such tenant of the sale of the Property and of the assignment of Seller's interest in and obligations under the Space Leases and directing that all rent and other sums payable after the Closing Date under each such Space Lease shall be paid as set forth in the notice.

           G. DELIVERY OF SPACE LEASES, AND OTHER INTERESTS. At or simultaneously with Closing, Seller shall deliver to Purchaser the originals of the Space Leases, and Seller shall also deliver to Purchaser all leasing, accounting, maintenance and other property files and records related to the continued operation, leasing and maintenance of the Property and any items comprising, documenting or relating to any of the Other Interests to the extent in Seller's possession.

           H. NON-FOREIGN CERTIFICATE. At Closing, Seller shall execute and deliver to Purchaser a certificate in the form of EXHIBIT I attached hereto and made a part hereof with respect to Section 1445 of the Internal Revenue Code stating whether or not Seller is a foreign person as defined in said Section 1445 and applicable regulations thereunder, and shall otherwise comply with all requirements under Section 1445 of the Internal Revenue Code and related provisions with respect to sales of real property.

           I. TERMINATION OF MANAGEMENT AGREEMENT AND LEASING AGREEMENT. At Closing, Seller shall deliver to Purchaser an executed original copy of each agreement terminating, as of the Closing Date, any and all management agreements and leasing agreements between Seller and Seller's property manager and leasing agents with respect to the Property.

           J. AFFIDAVIT OF TITLE. At Closing, Seller shall execute and deliver to Purchaser an Affidavit with respect to liens and title matters in substantially the form of EXHIBIT J attached hereto and made a part hereof and otherwise as may be reasonably required by the Title Company.

           K. CLOSING STATEMENT. At Closing, Seller and Purchaser shall execute and deliver a Closing Statement which shall, among other items, set forth the Purchase Price, all credits against the Purchase Price, the amounts of all prorations and other adjustments to the Purchase Price and all disbursements made at Closing on behalf of Purchaser and Seller.

           L. EVIDENCE OF AUTHORITY. At Closing, Seller shall deliver to Purchaser evidence that Seller has the requisite power and authority to execute and deliver, and perform under, this Agreement and all closing documents to be signed by Seller, including a Direction of Beneficiary and Certificate of JMB Realty Corporation in the form attached hereto as Exhibit K.

           M. AGREEMENT AND COVENANT NOT TO SUE At Closing, Seller, Purchaser and the holder of the Existing Loan Documents shall execute an agreement and covenant not to sue in the form attached hereto as Exhibit L.

           N.    [INTENTIONALLY OMITTED]

           O. OTHER CONVEYANCES AND INSTRUMENTS. At Closing, Seller shall also execute and deliver to Purchaser a conveyance or assignment of any portion of the Property sold hereunder for which the conveyance is not otherwise provided in this Agreement.

     9.    SELLER'S REPRESENTATIONS AND WARRANTIES.

           9.1 REPRESENTATIONS AND WARRANTIES. Seller, as of the date of the execution of this Agreement by Seller, represents and warrants to Purchaser, and covenants with Purchaser, as follows:

           Seller is a Massachusetts business trust duly organized, validly existing and in good standing under the laws of the State of Massachusetts, is, to the extent required by law, duly qualified to do business in the State in which the Property is located and has all necessary power to execute and deliver this Agreement and perform all its obligations hereunder. Seller has the full power and authority to enter into and perform this Agreement and the execution, delivery and performance of this Agreement by Seller (i) has been duly and validly authorized by all necessary action on the part of Seller, (ii) does not conflict with or result in a violation of Seller's Declaration of Trust or any judgment, order or decree of any court or arbiter in any proceeding to which Seller is a party, and (iii) does not conflict with or constitute a material breach of, or constitute a material default under, any contract, agreement or other instrument by which Seller is bound or to which it is a party. This Agreement is the valid and legally binding obligation of Seller enforceable in accordance with its terms.

           9.2   [INTENTIONALLY OMITTED]

           9.3 NO SURVIVAL. The representations, warranties and covenants set forth above shall be merged with the execution and delivery of the deed and other closing documents and shall not survive Closing hereunder.

     10. PURCHASER'S REPRESENTATIONS AND WARRANTIES. Purchaser, as of the date of the execution of this Agreement by Purchaser, represents and warrants to Seller as follows:

           A. ORGANIZATION, POWER AND AUTHORITY. Purchaser has the full power and authority to enter into and perform this Agreement and the execution, delivery and performance of this Agreement by Purchaser and has been duly and validly authorized by all necessary action on the part of Purchaser.

           B. NO BANKRUPTCY. Purchaser has not (A) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (B) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceeding, to hold, administer and/or liquidate all or substantially all of its assets, (C) made an assignment for the benefit of creditors.

As a condition precedent to Seller's obligation to sell the Property to Purchaser at Closing under this Agreement, the representations of Purchaser set forth in this Agreement shall be true and correct in all material respects as of the Closing Date.

     11.   OPERATION OF THE PROPERTY.  Between the date hereof and the
Closing Date:

           A. INSPECTION OF PROPERTY. Subject to the agreements set forth in this Agreement, Seller shall allow Purchaser and its agents to inspect and audit the Property and any part thereof and all books, records and accounts, wherever located, relating to the Property, or Seller, or any of its operations, at such reasonable times and from time to time as Purchaser may reasonably request.

           B. COMPLIANCE WITH LAWS, LEASES, CONTRACTS. Seller shall not violate any laws, ordinances, regulations and orders relating to the Property and nor the terms, conditions and provisions of the Space Leases nor the requirements of any liens or encumbrances, agreements or other contractual arrangements to which the Property or Seller is subject.

           C. STANDARD OF OPERATION AND MAINTENANCE. Seller shall operate, manage and maintain the Property in the manner consistent with the manner in which it has been operated, managed and maintained prior to the date hereof.

           D. NEW SPACE LEASES AND MODIFICATIONS TO EXISTING SPACE LEASES. Seller shall not enter into any new Space Leases or cancel, modify, extend or renew any existing Space Lease, nor waive any default under, accept any surrender of, any Space Lease or accept any prepayment of rent thereunder without in each case the prior written consent of Purchaser. No space in the Property is now, or shall after the Closing Date be, occupied by Seller or any person affiliated with Seller under any written or oral lease or other agreement, rent free or for rent less than fair market rent.

           E.    [INTENTIONALLY OMITTED]

           F. PERSONAL PROPERTY INVENTORY. Seller shall not remove any of the Property, including Personal Property, from the Real Property or the Improvements nor use any of the Personal Property prior to the Closing Date except such use thereof as is normal and customary in the operation and maintenance of the Property. Seller warrants that supplies and maintenance items shall be maintained at a customary level and will be available and conveyed to Purchaser on the Closing Date.

           G. TRANSFER OF PERMITS. Seller shall execute all applications and instruments required in connection with the transfer of all Permits, to the extent transferable, in order to transfer the benefits of each such Permit to the Purchaser and, if requested by Purchaser, to cooperate with Purchaser's efforts to have all permits, licenses and certificates of occupancy or equivalent governmental instruments required for the operation of the Property issued to and in the name of the Purchaser on or prior to the Closing Date. Seller shall use its best efforts to preserve in force all existing Permits and rights of signage and to renew all those expiring prior to the Closing Date on terms acceptable to Purchaser. If any such Permit shall be suspended or revoked, Seller shall promptly notify Purchaser and shall diligently take all measures reasonably necessary to cause the reinstatement of such Permit without any additional limitation or condition. Seller shall not seek or allow any amendment to any Permit which would alter the existing permissible uses of the Property or any part thereof.

           H. OTHER THIRD PARTY NEGOTIATION. Seller shall not negotiate with any third party with respect to a "back up" or similar agreement as to the sale of the Property unless or until this Agreement is properly terminated by Seller or Purchaser hereunder.

           I. COMPLIANCE OF IMPROVEMENTS AND REAL PROPERTY. Seller shall assist Purchaser's efforts to obtain satisfactory evidence that all of the Real Property and Improvements meet and comply with all Land Use Requirements. Such evidence shall include but shall not be limited to obtaining certificates of completion, occupancy or compliance from the agencies administering compliance with Land Use Requirements indicating that all of the Improvements, as constructed, fully comply with said requirements. The foregoing evidence shall be subject to the approval of Purchaser in all reasonable respects. In addition, said items shall be directed to Purchaser specifically with knowledge on the part of the party issuing same that Purchaser will be relying upon the same, and shall be submitted to Purchaser as soon as it is reasonably possible to do so. All materials submitted in advance of Closing shall be updated, if necessary in Purchaser's judgment, for the Closing.

           J. INSURANCE. Seller will keep all Improvements and Personal Property continuously insured in an amount not less than the full insurable replacement value thereof, including the cost of debris removal, against loss or damage by fire, lightning and risks customarily covered by standard extended coverage endorsement, and including not less than one year's rent loss insurance. Seller shall also obtain and maintain in full force and effect commercial general liability insurance, together with such other insurance with respect to Seller and the Property as may be reasonably required by Purchaser. At Closing, Seller shall cancel said policies of insurance.

           K. OTHER COVENANTS AND AGREEMENTS. Seller shall fully and promptly comply with all of the covenants, obligations and liabilities of Seller as set forth in the instruments which evidence and secure the Existing Indebtedness, including, but not limited to, the obligation to pay all taxes, liens, insurance premiums and other charges owed by Seller or due with respect to the Property, the obligation to maintain insurance with respect to the Property and to restore the Improvements following a casualty substantially in accordance with the Plans and Specifications, the obligations to maintain and repair the Property and all Improvements, the obligations to comply with the covenants and obligations of the Space Leases and contracts affecting the Property, and compliance with laws and all other provisions of such instruments which relate to the Property.

           L. ZONING MATTERS. Without the prior written consent of Purchaser, which consent may be withheld in Purchaser's sole discretion, Seller shall not apply for, consent to, promote or acquiesce in any modification of any zoning restrictions or other restrictions or regulations of governmental or quasi-governmental authorities with respect to the Property or any property located adjacent to the Property.

           Purchaser's sole recourse should any of the above conditions A through L, inclusive, fail to be fulfilled prior to Closing shall be to terminate this Agreement or waive such failure and proceed to close the sale contemplated hereby.

     12. CONDITIONS TO CLOSING. The obligation of the Purchaser to consummate the Closing hereunder is further subject to the satisfaction of Purchaser, not to be unreasonably withheld, at or prior to Closing of the following conditions precedent:

           A. DUE DILIGENCE. Purchaser shall have completed all audits and due diligence review of all aspects of the Property and all documentation related thereto, including, but not limited to, the Space Leases, the environmental condition of the Property and any other items and issues related to the Property, its operation and this transaction, the results of which audits and review shall be entirely satisfactory to Purchaser in the exercise of its sole discretion.

           B. ACCURACY OF REPRESENTATIONS (and of facts recited therein). All of the warranties, representations and covenants of Seller contained in this Agreement shall be true on the Closing Date with the same effect as if they had been made on the Closing Date, except as modified in a manner permitted by the Agreement; Seller shall have performed all covenants to have been performed and satisfied by Seller prior to the Closing Date.

           C. OCCUPANCY OF IMPROVEMENTS. At the time of closing there shall be not less than 348,901 square feet of space leased and occupied within the Real Property and the Improvements under the Space Leases.

           D. CONDITION OF IMPROVEMENTS. On the Closing Date, the Improvements (including tenant improvements) (i) shall be in a state of repair at least as good as the state of repair thereof on the date hereof (and on the date on which Purchaser completed its physical inspections of the Improvements), normal wear and tear alone excepted; and (ii) shall be free from structural defects and free from termites or other wood-destroying insects, except for items disclosed to and accepted by Purchaser on or before the aforesaid date on which said physical inspection was completed. Purchaser at Purchaser's cost shall have the right, at Purchaser's option and prior to Closing, to verify the physical condition of the Improvements by having an inspection conducted and by having a report prepared by a licensed engineer or architect and by a licensed entomologist chosen by Purchaser.

           E. BUILDING PERMIT/CERTIFICATE OF OCCUPANCY. On the Closing Date, Purchaser shall have received a copy of the final, unconditional certificates of occupancy for all of the Improvements.

           F. UTILITIES AND DRAINAGE. On the Closing Date, Purchaser shall have determined that the Property is benefited by all necessary easements and facilities necessary to handle, in accordance with applicable law and regulations, all drainage and storm water flow the Property, and that the Property is benefited by all utilities and easements necessary or desirable by Purchaser in connection with the construction, development, ownership, occupancy and operation of all of the Improvements. All such utilities shall either enter the Land through adjoining public streets or, if they pass through adjoining private land, shall do so in accordance with valid and recorded public easements or private easements which will inure to the benefit of Purchaser.

           G. ENVIRONMENTAL CONDITION. On the Closing Date, the Property shall be free of any and all Hazardous Substances either within the Improvements or on or under the surface of the Property, except for Hazardous Substances used in the ordinary course of business by Seller or Space Tenants, which uses are in compliance with all Environmental laws. Prior to Closing, Purchaser, at Purchaser's cost and expense, shall have the right to verify the environmental condition of the Improvements by having an environmental audit conducted by an engineer as may be selected by Purchaser (the "Environmental Engineer"). In the event that the audit and report prepared by the Environmental Engineer recommends further investigation by Purchaser, the Closing Date shall be extended in order to permit such further tests. In the event that the audit and report prepared by the Environmental Engineer is unsatisfactory to Purchaser, then Purchaser shall have the right, at Purchaser's option, by notice to Seller, to terminate this Agreement and, in such event, neither Party shall have any further rights or obligations hereunder.

           H. OTHER CONDITIONS. All construction allowances due Space Tenants shall have been paid.

           I. TITLE TO REAL PROPERTY. Seller is the owner of the Real Property free and clear of all encumbrances except for the Permitted Title Exceptions.

           J. TITLE TO PERSONAL PROPERTY. Seller is the owner of the Personal Property free and clear of all encumbrances except for the Permitted Title Exceptions.

           K.    SPACE LEASES:

                 (i) LEASING COMMISSIONS. There are no Commissions due or payable now or hereafter with respect to the Space Leases or the Property.

                 (ii) COPIES OF SPACE LEASES AND COMMISSION AGREEMENTS.
All copies of the Space Leases and Commission Agreements which have been furnished by the Seller to Purchaser are true, correct and complete copies thereof. None of the Space Leases has been modified, amended or extended and, to Seller's Knowledge, there are no other understandings, concessions, promises or agreements between the parties thereto which would be enforceable against Purchaser.

           L. NO OTHER LEASES OR OCCUPANCIES. There are no leases or other agreements relating to occupancy of the Property, except for the Space Leases. Attached hereto as Exhibit ___ and made a part hereof is a list of all Space Leases. No party other than the Space Tenants has any right to occupancy of any portion of the Real Property or the Improvements.

No party other than the Space Tenants is actually occupying any portion of the Real Property or the Improvements.

           M. ACCURACY OF OPERATING STATEMENTS. Seller has delivered to Purchaser true, correct and complete copies of the Operating Statements for calendar years 1996 and 1997 and year-to-date operating statements for the calendar year in which this Agreement is executed.

           N. LITIGATION PROCEEDINGS. There are no judgments unsatisfied against Seller or the Property or consent decrees or injunctions to which Seller or the Property is subject, and there is no litigation, claim or proceeding pending or, to Seller's Knowledge, threatened against or relating to Seller or the Property, nor does Seller know of any basis for any such action or of any governmental investigation relative to Seller or the Property.

           O. COMPLIANCE OF REAL PROPERTY AND IMPROVEMENTS WITH ZONING AND OTHER LAWS. The Property and all Improvements thereon conform to and comply with all Land Use Requirements. Seller has not received and is not aware of any notification from any governmental or public authority that the Property violates any existing fire, health, building, handicapped persons, environmental, sanitation, use and occupancy or zoning laws to the extent such laws are applicable to the Property or that any work is required to be done upon or in connection with the Property. Seller has obtained all governmental permits or licenses required for the Property, all of which are currently in full force and effect.

           P.    ENVIRONMENTAL MATTERS.

                 (i) Seller has heretofore delivered to Purchaser all environmental audit reports covering the Property in Seller's possession or control.

                 (ii) To Seller's Knowledge, there is no Environmental Litigation with respect to Seller or the Property. To Seller's Knowledge, there are no existing violations of federal, state or local laws, regulations, ordinances or orders related to Environmental Matters by Seller with respect to the ownership, use, condition, or operation of the Property. Neither Seller nor, to Seller's Knowledge, any other party has used the Property or any part thereof for the handling, treatment, storage, or disposal of any Hazardous Substance, except for uses by Seller and Space Tenants of certain materials which are categorized as Hazardous Materials and which uses are in the ordinary course of business and in compliance with all Environmental Laws. No written or, to Seller's knowledge, oral notice from any court or governmental agency, official or instrumentality, of any alleged violation of any ordinance, law, decree, order, code, or governmental rule or regulation relating to Environmental Matters has been filed or communicated to management of Seller with respect to the ownership, use, condition, or operation of the Property or any part thereof, and Seller does not know of any basis for the allegation of any such violations.

                 (iii)To Seller's Knowledge, no release, discharge, spillage or disposal of any Hazardous Substance has occurred or is occurring on the Property and no soil or water in or under or adjacent to any of the Property has been contaminated by any Hazardous Substance while or before such premises were owned, leased, operated, or managed, directly or indirectly, by Seller.

                 (iv) Seller has complied with all applicable reporting requirements under Environmental Laws concerning the disposal or release of Hazardous Substances, and Seller has made no such reports concerning the Property.

                 (v)  No Improvement contains any asbestos or
asbestos-containing materials.

                 (vi) All waste containing any Hazardous Substance generated, used, handled, stored, treated or disposed of (directly or indirectly) by the Seller and has been disposed of in compliance with all applicable legal requirements.

           Q. TAXES AND ASSESSMENTS. The Property is separately assessed for real property tax assessment purposes and is not combined with any other real property for such tax assessment purposes. Seller has not received notice of any contemplated or actual re-assessments of the Property or any part thereof for general real estate tax purposes. No assessments for public improvements, impact fees or similar exactions have been made against the Property which remain unpaid.

           R. INSURANCE COMPLIANCE. There are no outstanding or unfulfilled requirements or recommendations of any insurance company insuring the Property or board of fire underwriters regarding any repairs to or work to be performed with respect to the Property. Seller has complied with all such requirements and recommendations as to which Seller has received a written notice.

           S. NO OPTIONS OR OTHER INTERESTS. No Space Tenant or any other party whatsoever has any deed, option, contract or other evidence of any right or interest in or to the Property except occupancy rights as a tenant under such Space Tenant's Space Lease.

           T. BANKRUPTCY. Seller has not (A) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (B) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceeding, to hold, administer and/or liquidate all or substantially all of its assets, (C) made an assignment for the benefit of creditors

           U. PENDING CONDEMNATION PROCEEDINGS. There are no pending or threatened Condemnation Proceedings which would affect the Property, or any part thereof.

           V.    EMPLOYEES.  Seller has no employees.

           W. DISCLOSURE. No statement, warranty or representations by the Seller contains an untrue statement of material fact or omits to state an untrue statement of material fact necessary in order to make the statements made in light of the circumstances under which such statements are made not misleading.

     13.   PURCHASER'S DUE DILIGENCE AND INSPECTION RIGHTS; TERMINATION
RIGHT.

           A. REVIEW OF MATERIALS. Seller shall deliver to Purchaser or make available to Purchaser for its inspection, to the extent and in the possession or control of Seller and without representation or warranty, the following:

                 (1) All Space Leases, including all amendments thereto or modifications thereof, including letter amendments;

                 (2) All tenant correspondence, rental adjustment notices, leasing activity records, default letters or notices, lease files and other records pertaining to actual (current) or prospective tenants as well as Seller's standard form of lease for the Property, and credit information for both signed and proposed Spaces Leases;

                 (3) All Commission Agreements, all amendments thereto or modifications thereof, and all correspondence, notices, files and other records pertaining to Commission Agreements and Commissions related to the Property, including future Commissions due upon extension, renewal or expansion of existing Space Leases;

                 (4) Copies of the Operating Statements with respect to the Property for the two (2) full calendar years prior to the year in which this Agreement is dated, and year-to-date Operating Statements and supporting ledgers, data and records with respect thereto;

                 (5) Copies of all tax bills (including bills for special assessments, fees and other governmental charges and impositions) for the two (2) full calendar years prior to the year in which this Agreement is dated, and for the year of Closing, if available;

                 (6)  [Intentionally Omitted];

                 (7) Copies of all existing surveys of the Property in the possession of Seller;

                 (8) Copies of all plans and specifications in the possession of Seller pertaining to the Property, as well as copies of existing surveys in the possession of Seller;

                 (9) All Service Contracts which affect the Property, including, without limitation, service contracts, construction contracts, maintenance contracts, brokerage agreements, annuity agreements, management agreements and operating files relating thereto;

                 (10) Copies of all appurtenant and reciprocal easements, parking agreements, including all amendments and modifications and Seller's operating files relating thereto;

                 (11) All of Seller's files relating to the original construction of the Improvements and replacements made to such Improvements or additional improvements after construction, as well as all repair and maintenance files (including, without limitation, those relating to the building systems such as elevators and HVAC systems), operating manuals relating to the building systems and all Warranties concerning the foregoing in favor of Seller, to the extent in the possession of Seller;

                 (12) All environmental assessments, tests of soils, groundwater, aboveground and underground storage tanks, radon tests, investigation of prior uses of the Property, inspection for PCBs, and any other hazardous or toxic wastes or substances;

                 (13) All soils reports with respect to the Property and engineering studies relating to the Property, to the extent in the possession of Seller, together with all written communications and documents relating to such reports sent or received by Seller and in Seller's possession or control;

                 (14) Copies of all Permits, including, without limitation, those relating to the construction of the Improvements on the Property, the occupancy thereof by tenants and the maintenance, repair, operation and ownership of the Property; and

                 (15) A current rent roll, together with a list of all lessees and contract parties which are, to Seller's Knowledge, in default as of such date, together with the statement of Seller describing any such default as well as all other information reasonably requested by Purchaser with respect thereto.

To the extent that the aforesaid do not yet exist as of the date hereof, as such items are updated, received and/or created, Seller shall deliver such items to Purchaser in accordance with the terms hereof within ten (10) days after such items become available. Until the Closing Date, Seller shall provide Purchaser and Purchaser's officers, employees, agents, advisors, attorneys, accountants, architects and engineers with access to the above-referenced items at all reasonable times during business hours (and during evenings, weekends and holidays) to review the items referenced above and, subject to the rights of tenants under the Space Leases, to make such reasonable studies, inspections, tests, copies and verifications as Purchaser considers necessary. Purchaser shall have the right to make photocopies of all of the aforesaid instruments. In the event that the transaction contemplated hereby is not closed, all originals, copies and photocopies of the aforesaid items in Purchaser's possession or under Purchaser's control shall be returned immediately to Seller.

           B.    [INTENTIONALLY OMITTED]

           C. INSPECTION OF PROPERTY. Purchaser shall, at a reasonable time or times mutually agreeable to Seller or Seller's property manager prior to the Closing Date and subject to the rights of tenants under the Space Leases, have the privilege of going upon the Property with its agents, representatives and contractually retained independent contractors as needed to inspect, audit, examine, test, appraise and survey the Property and all records and files with respect thereto, including, but not limited to, investigations of the zoning status and physical status thereof and verification of all information made or to be made available to Purchaser with respect to Property, such inspection rights to include the right to interview Space Tenants. In addition, Purchaser shall have the right to obtain such letters, certificates or statements from appropriate governmental officials or other experts concerning zoning and other matters related to the Property, at Purchasers sole cost and expense, provided that prior to requesting any certificate, letter or other statement from any governmental official, Purchaser shall first give Seller prior written notice of such request and allow Seller, if Seller desires, itself to make such request or to join with Purchaser in making such request. This privilege shall include the right to make surveys, examinations, appraisals and other tests to obtain any relevant information necessary to determine subsurface and topographic conditions, including, but not limited to, toxic and hazardous materials and substances studies, soil tests, asbestos analysis and structural review, all of which tests, studies and reviews shall be performed at Purchaser's sole cost and expense, provided, however, Purchaser must obtain Seller's consent prior to making any physically intrusive inspections and Seller may require that Purchaser be accompanied by a representative of Seller for all inspections. Furthermore, in consideration of Purchaser's right to inspect the Property as described in this Paragraph, Purchaser shall pay any costs incurred by Seller arising out of the exercise of such privileges by Purchaser (including, without limitation, any rights or claims of materialmen or mechanics to liens on the Property or costs to restore the Property from the results of such inspection to its condition prior to inspections), and Purchaser shall pay any costs incurred by Seller arising out of any claims or liabilities relating to such inspection; such obligations shall survive the Closing or any termination of this Agreement. Purchaser shall provide evidence of commercial general liability insurance with a limit of at least $3,000,000, including contractual liability, prior to any inspection.

           D. TERMINATION RIGHT. In the event that Purchaser is not satisfied with any matters relating to the Property, including any matter revealed by Purchaser's investigations referenced in Subparagraphs A through C of this Paragraph, Purchaser shall have the right, in Purchaser's sole and absolute discretion, to terminate this Agreement by written notice to Seller received by Seller on or before the Termination Deadline, in which Seller shall return the Earnest Money to Purchaser and thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement.

           E. "AS-IS" AND "WHERE-IS" CONVEYANCE. In consideration of Purchaser's receiving access to the Property as set forth in this Paragraph so that Purchaser may conduct such studies, tests, investigations, inspections and analyses with respect to the Property as Purchaser might desire, Purchaser acknowledges and confirms that unless Purchaser elects to terminate this Agreement as provided above, Purchaser shall accept Seller's conveyance of the Property to Purchaser in "as-is" and "where-is" condition free of any warranty by Seller except as otherwise expressly provided in this Agreement and free of any obligation by Seller to perform any repairs or other improvement work with respect to the Property except as otherwise expressly provided in this Agreement.

     14. NOTICES. All notices, consents, approvals and other communications which may be or are required to be given by either Seller or Purchaser under this Agreement shall be properly given only if made in writing and sent by (a) hand delivery or (b) certified mail, return receipt requested, or (c) a nationally recognized overnight delivery service (such as Express Mail, Federal Express, UPS Next Day Air, Purolator Courier or Airborne Express), or (d) by telecopying to the telecopy number listed below (provided that a copy of such notice is also delivered within 24 hours to the party by one of the other methods listed herein) with all postage and delivery charges paid by the sender and addressed to the Purchaser or Seller, as applicable, as follows, or at such other address as each may request in writing. Such notices delivered by hand, by telecopy, or overnight delivery service shall be deemed received on the date of delivery and, if mailed, shall be deemed received upon the earlier of actual receipt or two days after mailing. Said notice addresses are as follows:

If to Seller:    260 Franklin Street Associates
                 c/o JMB Realty Corporation
                 900 North Michigan Avenue, Suite 1900
                 Chicago, Illinois  60611
                 Attention:  Glenn Emig
                 Telecopy No.: 312-915-2310
                 Telephone No.: 312-915-2350

With a copy to:  Pircher, Nichols & Meeks
                 1999 Avenue of the Stars
                 Los Angeles, California  90067
                 Attention:  Real Estate Notices (S. Halpern)
                 Telecopy No.:   (310) 201-8922
                 Telephone No.: (310) 201-8900

If to Purchaser: 260 Franklin, Inc.
                 c/o State Board of Administration
                 1801 Hermitage Boulevard, Suite 600
                 Tallahassee, Florida  30308
                 Attention:  Douglas W. Bennett
                 Telecopy No.: (850) 413-1147
                 Telephone No.:  (850) 922-5005

With a copy to:  State Board of Administration
                 1801 Hermitage Boulevard, Suite 600
                 Tallahassee, Florida  30308
                 Attention:  Ron Carey
                 Telecopy No.: (850) 413-1147
                 Telephone No.:  (850)922-5005

With a copy to:  Heitman Capital Management Corporation
                 180 North LaSalle Street, Suite 3700
                 Chicago, Illinois
                 Attention:  Howard Edelman
                 Telecopy No.: (312) 541-6738
                 Telephone No.: (312) 855-6547

With a copy to:  Alston & Bird
                 One Atlantic Center
                 1201 West Peachtree Street
                 Atlanta, Georgia  30309-3424
                 Attention:  James F. Nellis, Jr.
                 Telecopy No.: (404) 881-7777
                 Telephone No.:  (404) 881-7364


     15.   CASUALTY AND CONDEMNATION.

           A. CASUALTY. In the event that prior to the Closing Date any of the Improvements is damaged or destroyed by fire or other casualty, then Seller shall immediately deliver written notice to Purchaser of such casualty and the following provisions shall apply with respect to such casualty:

           (i) if such damage or destruction results in a casualty loss in an amount exceeding One Hundred Thousand Dollars ($100,000.00) (the "Damage Limit"), Purchaser shall have the right to terminate this Agreement by written notice to Seller in which event the Earnest Money shall be promptly refunded to Purchaser and thereafter neither party hereto shall have any further rights, obligations or liabilities. In the event that this Agreement is not terminated pursuant to this Subparagraph (i), Purchaser shall be obligated to close the purchase and sale contemplated by this Agreement as scheduled without adjustment of the Purchase Price and Seller shall assign to Purchaser at Closing all insurance proceeds payable under Seller's insurance policies on account of such damage or destruction

     (and co-operate with Purchaser in collecting under such insurance policies) or pay to Purchaser all such insurance proceeds previously paid to Seller (unless delivered to the Existing Lender) and Seller shall not be obligated to repair or restore the Property

           (ii) if such damage or destruction results in a casualty loss in an amount not exceeding the Damage Limit, neither Purchaser nor Seller shall have such right to terminate this Agreement, and Purchaser and Seller shall be obligated to close the purchase and sale contemplated by this Agreement as scheduled without adjustment of the Purchase Price and Seller shall assign, subject to the rights of the Existing Lender, to Purchaser at Closing all insurance proceeds payable under Seller's insurance policies on account of such damage or destruction or pay to Purchaser all such insurance proceeds previously paid.

           B. CONDEMNATION. In the event that prior to the Closing Date there shall be instituted against the Property any Condemnation Proceeding, Seller shall immediately give written notice (hereinafter referred to as "Seller's Condemnation Notice") of such Condemnation Proceeding to Purchaser, and Purchaser shall have the right to terminate this Agreement by written notice to Seller , in which event the Earnest Money shall be refunded to Purchaser and thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder. In the event that Purchaser shall not elect to terminate this Agreement pursuant to this paragraph, Purchaser shall be obligated to close the purchase and sale contemplated hereby as scheduled less the portion of the Property so taken or subject to said Condemnation Proceeding without adjustment of the Purchase Price and Seller shall assign or pay to Purchaser, except to the extent Seller has assigned or delivered same to the Existing Lender, at Closing all of Seller's right, title and interest in any award payable on account of such Condemnation Proceeding or pay to Purchaser all such awards previously paid, except to the extent Seller has delivered same to the Existing Lender, and Seller shall have no obligation to repair or restore the Property not so taken by said Condemnation Proceeding.

     16. NO BROKER. Seller and Purchaser each represent and warrant to the other that neither has employed, retained or consulted any broker, agent, or finder in carrying on a negotiation in connection with this Agreement or the purchase and sale referred to herein, and Seller and Purchaser each hereby agree to pay any and all claims, demands, causes of action, debts, liabilities, judgments and damages (including costs and reasonable attorneys' fees incurred in connection with this provision) which may be asserted or recovered against the second party on account of any brokerage fee, commission or other compensation arising by reason of the first party's breach of this representation and warranty. This Paragraph shall survive the closing or any termination of this Agreement.

     17.   [INTENTIONALLY OMITTED].

     18.   DEFAULT.

           A. In the event that Purchaser defaults in the observance or performance of its covenants and obligations hereunder, Seller shall be entitled to (i) sue Purchaser for specific performance of this Agreement, or (ii) terminate this Agreement (except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement, which Seller shall be entitled to enforce notwithstanding a termination of this Agreement and a return of the Earnest Money) by written notice to Purchaser of such termination and receive payment of the Earnest Money as full liquidated damages for such default of Purchaser, the parties hereto acknowledging the difficulty of ascertaining the actual damages in the event of such a default, that it is impossible more precisely to estimate the damages to be suffered by Seller upon Purchaser's default, that such payment of the Earnest Money is intended not as a penalty, but as full liquidated damages and that such amount constitutes a reasonable good faith estimate of the potential damages arising therefrom, it being otherwise difficult or impossible to estimate Seller's actual damages which would be suffered by Seller in the event of default by Purchaser. Except with respect to any right, obligation or liability which survives termination of this Agreement (as to which Seller shall be entitled to exercise any and all rights and remedies at law or in equity), the Seller's right to sue for specific performance or to terminate this Agreement and to receive payment of the Earnest Money as full liquidated damages are Seller's sole and exclusive remedies in the event of default hereunder by Purchaser, and Seller hereby waives, relinquishes and releases any and all other rights and remedies, including, but not limited to: (1) any right to sue Purchaser for damages or to prove that Seller's actual damages exceed the Earnest Money which is hereby provided Seller as full liquidated damages or (2) any other right or remedy which Seller may otherwise have against Purchaser, either at law, in equity or otherwise; provided, however, this waiver is not intended to in any way limit Seller's recourse against Purchaser with respect to the requirements of Purchaser under the documents delivered at Closing.

           B. In the event that Seller defaults in the observance or performance of its covenants and obligations hereunder, Purchaser shall be entitled to terminate this Agreement by the delivery to Seller of notice of such termination and to receive immediate payment of the Earnest Money, and, if Purchaser has theretofore complied with all of Purchaser's obligations under this Agreement, Purchaser shall also be entitled, as its sole and exclusive additional remedy for Seller's failure to make the conveyances set forth in Paragraph 8 hereof, to sue Seller for specific performance of such obligation. Purchaser's rights to so terminate this Agreement, receive payment of the Earnest Money as aforesaid and sue for specific performance as aforesaid are Purchaser's sole and exclusive remedies in the event of default hereunder by Seller, and Purchaser hereby waives, relinquishes and releases any and all other rights and remedies, including, but not limited to: (1) any right to sue Seller for damages, and
(2) any other right or remedy which Purchaser may otherwise have against Seller either at law, in equity or otherwise. Purchaser agrees that its rights hereunder against Seller shall be limited to Seller's interest in the Property and Seller shall have no personal liability to Purchaser hereunder beyond Seller's interest in the Property.

     19. ASSIGNABILITY OF AGREEMENT. Without the prior written consent of Seller, Purchaser shall not, voluntarily or by operation of law, sell, assign, transfer, convey, hypothecate or otherwise assign to any transferee or transferees all or any part of its rights under this Agreement and any such attempted assignment shall be void ab initio.

     20.   GENERAL PROVISIONS.

     A. AGREEMENT BINDING. This Agreement shall be binding upon each party hereto and such party's successors and assigns and shall inure to the benefit of each party hereto and such party's successors and permitted assigns.

     B. ENTIRE AGREEMENT. This Agreement and all the exhibits referenced herein and annexed hereto contain the entire agreement of the parties hereto with respect to the matters contained herein, and no prior agreement or understanding pertaining to any of the matters connected with this transaction shall be effective for any purpose. Except as may be otherwise provided herein, the agreements embodied herein may not be amended except by an agreement in writing signed by the parties hereto.

     C. EXECUTION NECESSARY. This Agreement shall not be binding upon Seller until fully executed and delivered by a proper official of Seller, and no action taken by Seller's corporate executives shall be deemed an acceptance of this Agreement until this Agreement has been so executed by Seller and delivered to Purchaser.

     D. CONFIDENTIALITY. The transaction contemplated by this Agreement, this Agreement and all documents and information concerning Seller and the Property furnished to Purchaser in connection with this Agreement are confidential and will be treated as such by the parties to this Agreement. Neither Seller nor Purchaser without the consent of the other shall disclose the transaction contemplated by this Agreement in any way (except to the extent as may be required by law or as required by the Title Company). If the purchase and sale of the Property under this Agreement fails to close for any reason, Purchaser shall immediately return to Seller all documents, materials and information furnished by Seller to Purchaser and the provisions of this Paragraph shall survive such failure. The foregoing shall not prohibit Purchaser or Seller from disclosing the existence of this Agreement, including any of its terms, to its lawyers, consultants, engineers, architects, advisors, Existing Lender or any other parties that Purchaser or Seller reasonably deem necessary in connection with the proposed purchase and sale of the Property, or to otherwise prudently proceed to closing, or as otherwise required by law. Neither party shall issue any press release without the approval of the other party. This provision shall survive closing.

     E. TIME IS OF THE ESSENCE. TIME IS OF THE ESSENCE of the transaction contemplated by this Agreement.

     F. GOVERNING LAW. This Agreement shall be governed by the laws of the state of Massachusetts.

     G.    [INTENTIONALLY OMITTED]

     H. EXCLUSIVE APPLICATION. Nothing in this Agreement is intended or shall be construed to confer upon or to give to any person, firm or corporation other than the Parties hereto any right, remedy or claim under or by reason of this Agreement. All terms and conditions of this Agreement shall be for the sole and exclusive benefit of the parties hereto and may not be assigned.

     I. PARTIAL INVALIDITY. If all or any portion of any of the provisions of this Agreement shall be declared invalid by laws applicable thereto, then the performance of said offending provision shall be excused by the parties hereto; provided, however, that, if the performance of such excused provision materially affects any material aspect of this transaction, then the party hereto for whose benefit such excused provision was inserted in this Agreement shall have the right, exercisable by written notice given to the other party within ten days after such provision is so declared invalid, to terminate this Agreement; thereupon this Agreement shall be null and void, and the Earnest Money shall be promptly refunded in full to Purchaser.

     J. INTERPRETATION. The titles, captions and paragraph headings are inserted for convenience only and are in no way intended to interpret, define, limit or expand the scope or content of this Agreement or any provision hereof. If any party to this Agreement is made up of more than one person or entity, then all such persons and entities shall be included jointly and severally, even though the defined term for such party is used in the singular in this Agreement. If any time period under this Agreement ends on a day other than a Business Day, then the time period shall be extended until the next business day. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted. If any words or phrases in this Agreement shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Agreement shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Agreement and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. All references in this Agreement to "the date of this Agreement" shall be deemed to refer to that date of acceptance of this Agreement.

     K. PURCHASER'S WAIVER RIGHT. The Purchaser reserves the right to waive, in whole or in part, any provision hereof which is for the benefit of Purchaser.

     L. COUNTERPARTS. This Agreement may be executed in separate counterparts. It shall be fully executed when each party whose signature is required has signed at least one counterpart even though no one counterpart contains the signatures of all of the parties to this Agreement.

     M. NO IMPLIED WAIVER. Unless otherwise expressly provided herein, no waiver by Seller or Purchaser of any provision hereof shall be deemed to have been made unless expressed in writing and signed by such party. No delay or omission in the exercise of any right or remedy accruing to Seller or Purchaser upon any breach under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by Seller or Purchaser of any breach of any term, covenant or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant or condition herein contained.

     N. RIGHTS CUMULATIVE. All rights, powers, options or remedies afforded to Seller or Purchaser either hereunder or by law shall be cumulative and not alternative, and the exercise of one right, power, option or remedy shall not bar other rights, powers, options or remedies allowed herein or by law, unless expressly provided to the contrary herein.

     O. MEMORANDUM OR SHORT FORM OF AGREEMENT. At either party's request, a memorandum or short form of this Agreement in recordable form shall be executed and delivered to the other party.

     P. EXHIBITS. The exhibits referred to in and attached to this Agreement are incorporated herein in full by reference.

     Q. ATTORNEY'S FEES. Should either party employ an attorney or attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Agreement, or to recover damages for breach of this Agreement, the non-prevailing party in any action pursued in a court of competent jurisdiction (the finality of which is not legally contested) agrees to pay to the prevailing party all reasonable costs, damages and expenses, including attorney's fees, expended or incurred in connection therewith.

     R.    LIMITATION ON RIGHTS AND REMEDIES.   NOTWITHSTANDING ANYTHING
TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR IN ANY OTHER AGREEMENT OR INSTRUMENT ENTERED INTO IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO THE AGREEMENTS OR INSTRUMENTS TO BE ENTERED INTO AT OR IN CONNECTION WITH CLOSING (COLLECTIVELY, THE "DOCUMENTS"):

     1. PURCHASER'S RIGHTS AND REMEDIES IN THE EVENT SELLER FAILS TO COMPLY WITH ANY OBLIGATION ("OBLIGATION") UNDER ANY DOCUMENT, INCLUDING, BUT NOT LIMITED TO ANY REPRESENTATION, WARRANTY, COVENANT AND INDEMNITY (OTHER THAN SELLER'S FAILURE TO MAKE THE CONVEYANCE AT CLOSING SET FORTH IN PARAGRAPH 8) SHALL BE LIMITED TO THE RIGHT TO TERMINATE THIS AGREEMENT ON OR BEFORE THE CLOSING DATE.

     2. NO OBLIGATION OF SELLER SHALL SURVIVE THE CLOSING (OTHER THAN THE OBLIGATION TO TURN OVER RENTS RECEIVED).

     3. SELLER SHALL NOT BE OBLIGATED TO PERFORM ANY ACT OR EXECUTE ANY DOCUMENT WHICH REQUIRES INCURRING OUT OF POCKET COSTS (OTHER THAN ITS OWN LEGAL FEES).

     4. SELLER SHALL NOT BE REQUIRED TO CLOSE THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT UNLESS A PARENT OR AFFILIATE OF PURCHASER SHALL HAVE ACQUIRED FROM EXISTING LENDER (AND GIVEN TO SELLER EVIDENCE THEREOF REASONABLY SATISFACTORY TO SELLER) ALL RIGHT, TITLE AND INTEREST OF EXISTING LENDER IN AND TO THE EXISTING LOAN DOCUMENTS, INCLUDING BUT NOT LIMITED TO ANY RIGHT WHICH EXISTING LENDER MAY HAVE TO ASSERT ANY CLAIM, ACTION OR CAUSE OF ACTION AGAINST SELLER.

     5. THERE SHALL BE NO PRORATIONS OF ANY KIND OR OBLIGATIONS TO PAY ANY AMOUNTS TO PURCHASER OR ANY OTHER PERSON OR ENTITY, WHETHER OR NOT ANY SUCH AMOUNTS ARE DELINQUENT, INCLUDING, BUT NOT LIMITED TO TAXES. PURCHASER ACKNOWLEDGES AND AGREES THAT THE EXISTING LOAN DOCUMENTS IMPOSE UPON SELLER CERTAIN OBLIGATIONS WITH RESPECT TO PAYMENT OF AVAILABLE CASH FLOW. THE RIGHTS OF THE HOLDER OF THE EXISTING LOAN DOCUMENTS SHALL BE LIMITED TO THE EXTENT SET FORTH THEREIN, INCLUDING BUT NOT LIMITED TO PARAGRAPH 36 OF THE SECURITY AGREEMENT AND MORTGAGE DEEDS DESCRIBED IN EXHIBIT ___ HERETO.

     6. WITHOUT LIMITATION ON THE FOREGOING, BUT IN ADDITION THERETO, NEITHER SELLER NOR ANY PRESENT OR FUTURE ADVISOR, TRUSTEE, DIRECTOR, OFFICER, EMPLOYEE, BENEFICIARY, SHAREHOLDER, PARTICIPANT, DIRECT OR INDIRECT PARTNER OR AGENT OF SELLER, OR ANY OTHER PERSON OR ENTITY, SHALL HAVE ANY PERSONAL LIABILITY, DIRECTLY OR INDIRECTLY, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY INSTRUMENT OR AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH; AND PURCHASER AND ITS SUCCESSORS AND ASSIGNS, AND, WITHOUT LIMITATION, ALL OTHER PERSONS, AND ENTITIES SHALL LOOK SOLELY TO SELLER'S INTEREST IN THE PROPERTY FOR THE PAYMENT OF ANY CLAIM OR FOR ANY PERFORMANCE; AND PURCHASER HEREBY WAIVES ANY AND ALL SUCH PERSONAL LIABILITY. THE LIMITATIONS OF LIABILITY APPLICABLE TO SELLER ARE IN ADDITION TO, AND NOT IN LIMITATION OF, ANY LIMITATION OF LIABILITY PROVIDED BY LAW OR BY ANY OTHER CONTRACT, AGREEMENT OR INSTRUMENT.


     IN WITNESS WHEREOF, Purchaser and Seller have executed this Agreement under seal as of the day and year first above written.


                      SELLER:

                      260 Franklin Street Associates Trust,
                      a Massachusetts business trust

                      By:
                            ------------------------------

                      not personally but solely as Trustee of
                      260 Franklin Street Associates Trust
                      as aforesaid for self and co-trustees


                      PURCHASER:

                      260 Franklin, Inc., a Florida Corporation

                      By:
                            ------------------------------
                      Title:
                            ------------------------------
                                  (CORPORATE SEAL)